UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2021, DeMonty Price, President, Chief Operating, Service and Values Officer of RH, provided notice of his intention to retire from RH (the “Company”) effective January 29, 2022, the end of RH’s fiscal year.

Mr. Price, who has worked for RH for approximately 19 years, has indicated that he intends to spend time with his family.

Mr. Price’s responsibilities will be transitioned to the following leaders:

Stefan Duban, Senior Vice President & Chief Gallery Officer is being promoted to Chief Gallery & Customer Officer of RH, and will be responsible for the Global Operations of the Company’s Galleries, Interior Design, Hospitality, Trade, Contract, Outlet and the Gallery Optimization Teams. Stefan is in his 22nd year at RH, and began his career as a part time sales associate in our Thousand Oaks, CA Gallery. He has held the positions of Gallery Leader, Vice President of Home Delivery, Vice President and Regional Field Leader, and most recently, Chief Gallery Officer of RH.

Fernando Garcia, who joined RH as President of Home Delivery in the Spring of 2019 and assumed responsibility for the Company’s Distribution Centers, Logistics and Transportation in November of that year, is being promoted to Chief Supply Chain Officer and President of Home Delivery. Fernando will continue to lead the Global Operations of the Company’s Distribution Centers, Home Delivery, and Transportation Teams. Prior to RH, Fernando was President & CEO of FGO Logistics, a home delivery business he founded in 2006, growing the company to an organization with over 550 trucks delivering to homes across 31 states, and serving companies such as RH, Home Depot, Best Buy, Crate & Barrel, Ashley and other national firms. Fernando sold FGO in 2019 in order to join RH.

Sandy Pilon, Chief People Officer will continue in her current role while reassuming responsibility for the Global Operations of the Company’s Customer Delight Centers and will be responsible for leading our Company’s values. Sandy’s new title will now be Chief People & Values Officer of RH. Sandy is a 13-year member of Team RH, beginning her career as a District Field Leader in 2008. She has held the positions of District Field Leader, Regional Field Leader, Vice President and Field Leader of the Western States, Senior Vice President of Customer Delight, and most recently Chief People Officer.

Mr. Duban, Mr. Garcia and Ms. Pilon will report directly to Chairman & CEO Gary Friedman whose other direct reports include Eri Chaya, President, Chief Creative & Merchandising Officer who is a 15-year member of Team RH, and Jack Preston, the Company’s Chief Financial Officer who joined RH in 2013 after working on the Company’s IPO with BofA Merrill Lynch in 2012.

Item 7.01.	Regulation FD Disclosure.

On November 8, 2021, the Company issued a press release in connection with Mr. Price’s intention to retire. The press release is furnished herewith as part of Exhibit 99.1 and is incorporated herein by reference.

The information furnished with this report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on November 8, 2021 by RH.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2021	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer